Exhibit 99.1

PHOENIX FOOTWEAR

REPORTS SECOND QUARTER RESULTS

CARLSBAD, Calif., August 14, 2009 — Phoenix Footwear Group, Inc. (NYSE Amex: PXG) today reported its results of operations for the second quarter of fiscal 2009.

•	Net sales from continuing operations of $4.0 million, down 36% compared to net sales from continuing operations of $6.2 million during the second quarter of fiscal 2008.

•

A loss from continuing operations during the second quarter of $2.1 million, or $0.26 per share, compared to a loss of $2.7 million, or $0.33 per share, for the first quarter of fiscal 2009 and a loss of $2.1 million, or $0.26 per share, for the second quarter of fiscal 2008.

•	A reduction in SG&A expenses to $2.5 million for the second quarter of fiscal 2009 compared to $3.8 million for the first quarter of fiscal 2009 and $4.7 million for the second quarter of fiscal 2008.

•

A loss from discontinued operations of $3.0 million, or $0.37 per share for the second quarter of fiscal 2009 compared to a loss of $12,000 for the second quarter of fiscal 2008. In connection with this discontinuance, the Company incurred pretax charges of $2.0 million relating to severance payments and other costs associated with exiting these businesses. In the third quarter, the Company expects to record a $2.0 million gain with the closing of the sale of certain Chambers’ assets.

Commenting on the quarter, Rusty Hall CEO said, “In spite of the continued reduction in sales, we are encouraged by what we were able to accomplish during the quarter. Our cost structure has been rationalized; with annualized savings of approximately $5.2 million in SG&A expenses of continuing operations compared to the prior quarter. While we saw reduced gross margins for the quarter as we aggressively managed our inventories, our inventories are now 30% lower than this time last year. We of course have finalized the sale of our belt and accessories business, received an extension from Wells Fargo under their Forbearance Agreement until September 30, 2009 and are in receipt of several replacement credit proposals. Most importantly, we are seeing marked improvements in our future orders and sales trends. Combined with our cost reduction efforts, the table has been set for a return to profitability.”

As previously reported on July 9, 2009, the Company’s wholly-owned subsidiary, Chambers Belt Company, which operated a belt and accessories business, closed the sale of its business to Tandy Brands Accessories, Inc. The transaction was completed pursuant to an Amended and Restated Asset Purchase Agreement dated July 7, 2009 and included substantially all of Chambers’ assets, excluding receivables, cash and cash equivalents. As part of the purchase price, at closing, Tandy paid $2.6 million for inventory and $500,000 for equipment. In addition to the closing payments, Tandy will pay Chambers an earn-out which is a percentage of Tandy’s revenue during the 12 months following the closing that is generated from the sale of products formerly sold by the Chambers’ business. This earn-out is not capped and provides for $2 million in minimum aggregate payments. These payments are to be paid on a monthly basis, except for a $430,000 advance payment that was made to Chambers at closing.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men’s and women’s footwear and accessories. Phoenix Footwear’s brands include Trotters®, SoftWalk® and H.S. Trask®. Emphasizing quality, fit and traditional and authentic designs, these brands are primarily sold through department stores, specialty retailers, mass merchants and catalogs. Phoenix Footwear Group, Inc. is traded on the NYSE Amex under the symbol PXG.

Forward-Looking Statements

The words “anticipates,” “will,” “expects,” “intends” and words of similar meaning identify forward-looking statements. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the Company’s statements regarding the Chambers sale transaction, the monetization of Chambers’ working capital and the repayment of the Company’s debt and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. The potential risks and uncertainties include, among others, unexpected liabilities related to the disposition arise or the transactions do not yield the anticipated proceeds. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation to release publicly any update or revision to any forward-looking statement contained herein if there are changes in the Company’s expectations or if any events, conditions or circumstances on which any such forward-looking statement is based.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding future growth and performance of individual brands, Phoenix Footwear’s expected financial performance and condition for fiscal 2009 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring,” or similar expressions. Many of these risks and uncertainties are discussed in Phoenix Footwear’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at http://www.sec.gov. These include, without limitation: Phoenix Footwear’s ability to obtain additional extensions of its forbearance agreement from its lender for existing defaults under its secured credit arrangement and the attendant risk of increased costs or stockholder dilution from refinancing the defaulted debt or foreclosure on Phoenix Footwear’s assets if a forbearance extension is not obtained or the debt is not refinanced; the risk that Tandy will default on its earn-out payments; the risk that Phoenix Footwear will not be able to continue as a going concern; Phoenix Footwear’s ability to return to profitability despite its restructuring efforts and debt reduction; risk associated with the recent disruptions in the overall economy and the impact on the retail industry, including Phoenix Footwear’s customers; risk associated with Phoenix’s accessories business; the concentration of Phoenix Footwear’s sales to a relatively small group of customers; changing consumer preferences and fashion trends; Phoenix’s ability to execute on its growth strategies, including the introduction of new products or the distribution of products through new channels; competition from other companies in Phoenix Footwear’s markets; the potential financial instability of Phoenix Footwear’s customers and the risk of loss of future and pending orders; Phoenix Footwear’s ability to protect its intellectual property rights; the risk of losing third party trademark licenses; Phoenix Footwear’s ability to manage inventory levels; fluctuations in its financial results as a result of the seasonality in its business; the risks of doing business in international markets; Phoenix Footwear’s reliance on independent manufacturers, including those to whom the Company may be past-due; the loss of one or more senior executives; fluctuations in the price, availability and quality of raw materials; a decline in general market and economic conditions; and, risk associated with claims arising from divestiture transactions, including indemnification claims. Although Phoenix Footwear believes that the assumptions underlying the forward- looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on Phoenix Footwear’s current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statements.

Contact:

Dennis T. Nelson

Chief Financial Officer

Phoenix Footwear Group, Inc.

(760) 602-9688

Phoenix Footwear Group, Inc.

Consolidated Condensed Balance Sheets

(Unaudited)

(In thousands)

	As of July 4, 2009	As of January 3, 2009
ASSETS

Current assets:
Cash and cash equivalents	$156	$456
Accounts receivable, net	2,466	3,153
Inventories, net	6,461	9,503
Other current assets	1,127	916
Income taxes receivable	268	302
Current assets of discontinued operations	8,287	16,615

Total current assets	18,765	30,945

Property, plant & equipment, net	1,154	1,290
Other assets	—	93
Long-term assets of discontinued operations	567	821

TOTAL ASSETS	$20,486	$33,149

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable, current	$7,976	$11,173
Accounts payable	2,472	1,887
Accrued expenses	1,977	1,557
Other current liabilities	20	155
Income taxes payable	3	78
Current liabilities of discontinued operations	4,311	6,406

Total current liabilities	16,759	21,256

Other long-term liabilities	380	382
Long-term liabilities of discontinued operations	—	149

Total liabilities	17,139	21,787

Stockholders’ equity	3,347	11,362

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,486	$33,149

Phoenix Footwear Group, Inc.

Consolidated Condensed Statements of Operations

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended
	July 4, 2009		June 28, 2008
Net sales	$3,961	100.0%	$6,182	100.0%
Cost of goods sold	3,443	86.9%	3,667	59.3%

Gross profit	518	13.1%	2,515	40.7%

Operating expenses:
Selling, general and administrative expenses	2,480	62.6%	4,700	76.0%
Other (income) expense, net	—	—%	(750)	-12.1%

Total operating expenses	2,480	62.6%	3,950	63.9%

Operating Loss	(1,962)	-49.5%	(1,435)	-23.2%

Interest expense, net	135	3.4%	691	11.2%

Loss before income taxes and discontinued operations	(2,097)	-52.9%	(2,126)	-34.4%

Income tax expense (benefit)	37	0.9%	21	0.3%

Loss before discontinued operations	(2,134)	-53.9%	(2,147)	-34.7%

(Loss) earnings from discontinued operations, net of tax	(2,981)	-75.3%	(12)	-0.2%

Net loss	$(5,115)	-129.1%	$(2,159)	-34.9%

Loss per share:

Basic and diluted
Continuing operations	$(0.26)		$(0.26)
Discontinued operations	(0.37)		—

Net loss	$(0.63)		$(0.26)

Weighted-average shares outstanding:
Basic and diluted	8,166		8,166

Phoenix Footwear Group, Inc.

Consolidated Condensed Statements of Operations

(Unaudited)

(In thousands, except per share data)

	For the Six Months Ended
	July 4, 2009		June 28, 2008
Net sales	$10,052	100.0%	$15,622	100.0%
Cost of goods sold	7,467	74.3%	9,170	58.7%

Gross profit	2,585	25.7%	6,452	41.3%

Operating expenses:
Selling, general and administrative expenses	6,262	62.3%	9,738	62.3%
Other (income) expense, net	1,018	10.1%	(1,500)	-9.6%

Total operating expenses	7,280	72.4%	8,238	52.7%

Operating Loss	(4,695)	-46.7%	(1,786)	-11.4%

Interest expense, net	151	1.5%	802	5.1%

Loss before income taxes and discontinued operations	(4,846)	-48.2%	(2,588)	-16.6%

Income tax expense (benefit)	9	0.1%	38	0.2%

Loss before discontinued operations	(4,855)	-48.3%	(2,626)	-16.8%

(Loss) earnings from discontinued operations, net of tax	(3,222)	-32.1%	187	1.2%

Net loss	$(8,077)	-80.4%	$(2,439)	-15.6%

(Loss) earnings per share:

Basic and diluted
Continuing operations	$(0.59)		$(0.32)
Discontinued operations	(0.40)		0.02

Net loss	$(0.99)		$(0.30)

Weighted-average shares outstanding:
Basic and diluted	8,166		8,121

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